Exhibit 4.1

TERADYNE, INC.

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of April 6, 2009

4.50% Convertible Senior Notes due 2014

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions.	1

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount.	11
Section 2.02.	Form of Notes.	12
Section 2.03.	Date and Denomination of Notes; Payments of Interest.	12
Section 2.04.	[Reserved]	13
Section 2.05.	Execution, Authentication and Delivery of Notes.	14
Section 2.06.	Exchange and Registration of Transfer of Notes; Depositary.	14
Section 2.07.	Mutilated, Destroyed, Lost or Stolen Notes.	16
Section 2.08.	Temporary Notes.	17
Section 2.09.	Cancellation of Notes Paid, Etc.	17
Section 2.10.	CUSIP Numbers.	18
Section 2.11.	Repurchases.	18

ARTICLE 3
[INTENTIONALLY OMITTED]

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01.	Satisfaction and Discharge.	18

ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.	Payment of Principal, Premium and Interest.	18
Section 5.02.	Maintenance of Office or Agency.	19
Section 5.03.	Appointments to Fill Vacancies in Trustee’s Office.	19
Section 5.04.	Provisions as to Paying Agent.	19
Section 5.05.	Existence.	20
Section 5.06.	Reports by the Company.	20
Section 5.07.	Stay, Extension and Usury Laws.	21
Section 5.08.	Compliance Certificate; Statements as to Defaults.	21
Section 5.09.	Further Instruments and Acts.	21

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		Page
Section 9.04.	Company-Owned Notes Disregarded.	37
Section 9.05.	Revocation of Consents; Future Noteholders Bound.	37

ARTICLE 10
NOTEHOLDERS’ MEETINGS

Section 10.01.	Purpose of Meetings.	37
Section 10.02.	Call of Meetings by Trustee.	38
Section 10.03.	Call of Meetings by Company or Noteholders.	38
Section 10.04.	Qualifications for Voting.	38
Section 10.05.	Regulations.	38
Section 10.06.	Voting.	39
Section 10.07.	No Delay of Rights by Meeting.	39

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.	Supplemental Indentures Without Consent of Noteholders.	39
Section 11.02.	Supplemental Indentures With Consent of Noteholders.	41
Section 11.03.	Effect of Supplemental Indentures.	42
Section 11.04.	Notation on Notes.	42
Section 11.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	42

ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.	Company May Consolidate, Etc. on Certain Terms.	42
Section 12.02.	Successor Corporation to Be Substituted.	43
Section 12.03.	Opinion of Counsel to Be Given to Trustee.	44

ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01.	Indenture and Notes Solely Corporate Obligations.	44

ARTICLE 14
[INTENTIONALLY OMITTED]

ARTICLE 15
CONVERSION OF NOTES

Section 15.01.	Conversion Privilege.	44
Section 15.02.	Conversion Procedures.	46
Section 15.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes.	50
Section 15.04.	Adjustment of Conversion Rate.	51

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INDENTURE dated as of April 6, 2009 between Teradyne, Inc., a Massachusetts corporation, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01) and U.S. Bank National Association, a national banking association, as trustee (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).

WI T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.50% Convertible Senior Notes due 2014 (hereinafter sometimes called the “Notes”), in an aggregate principal amount not to exceed $175,000,000 (or $190,000,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Extension Fee” shall have the meaning assigned in Section 7.03.

“Additional Extension Right” shall have the meaning assigned in Section 7.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means, subject to Section 15.06, shares of common stock of the Company, par value $0.125 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Teradyne, Inc., a Massachusetts corporation, and subject to the provisions of Article 12, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company.

“Consideration Notice” has the meaning specified in Section 15.02(b).

“Continuing Directors” means (i) individuals who on the date of original issuance of the Notes constituted the Board of Directors of the Company and (ii) any new members of the Board of Directors whose election, appointment or nomination for election by the stockholders of the Company was approved by at least a majority of the members of the Board of Directors then still in office (or a duly constituted committee thereof), either who were members of the Board of Directors on the date of original issuance of the Notes or whose election, appointment or nomination for election was previously so approved, such approval, in either case, to be by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” shall have the meaning specified in Section 5.02.

“Conversion Date” shall have the meaning specified in Section 15.02(d).

“Conversion Obligation” shall have the meaning specified in Section 15.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 15.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at One Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means U.S. Bank National Association, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period, one twenty-fifth (1/25th) of the product of (1) the applicable Conversion Rate on such VWAP Trading Day and (2) the Daily VWAP on such VWAP Trading Day of the Common Stock or the Reference Property into which the Common Stock has been converted in connection with certain corporate transactions. Any determination of the Daily Conversion Value by the Company will be conclusive absent manifest error.

“Daily Settlement Amount,” for each of the 25 VWAP Trading Days during the applicable Observation Period means:

(a) cash equal to the lesser of $40 and the Daily Conversion Value for such VWAP Trading Day; and

(b) to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to the Daily Share Amount.

“Daily Share Amount” means a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $40, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day.

“Daily VWAP” for the Common Stock means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page TER.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.

“Depositary” means, with respect to the Global Notes the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Effective Date” shall have the meaning specified in Section 15.03(a).

“Event of Default” shall have the meaning specified in Section 7.01.

“Ex-Date” means, with respect to any issuance, dividend or distribution pursuant to which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 15.04(e).

“Extension Fee” shall have the meaning specified in Section 7.03.

“Fiscal Year” means a fiscal year of the Company.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of (i) the acquisition by any person or group, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, in a single transaction or in a related series of transactions, by way of a merger, consolidation or other business combination or purchase of beneficial ownership of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors; provided, however, that this clause (a) shall not apply to any transaction covered in clause (b) below, including any exception thereto;

(b) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) engages in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation (x) that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock and pursuant to which the holders of the Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity);

(c) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company;

(d) if shares of the Common Stock, or shares of any other common stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors); or

(e) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors;

provided, however, that notwithstanding the foregoing, this definition of Fundamental Change shall not include a merger or consolidation under clause (a) or any event specified under clause (b), in each case, if at least 90% of the consideration received for the Company’s Capital Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of Capital Stock, depositary receipts or other certificates representing common equity interests traded or quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Notes become convertible into such shares of such Capital Stock, depositary receipts or other certificates representing common equity interests pursuant to Section 15.06.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Effective Date” shall have the meaning specified in Section 15.01(b)(iii).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 16.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 16.02(a)(i).

“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 16.02(b).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 16.02(a).

“Global Note” shall have the meaning specified in Section 2.06(b).

“Indebtedness” means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (3) net obligations of such Person under any swap contract; (4) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (5) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (6) all attributable debt in respect of capitalized leases and synthetic lease obligations of such Person and all synthetic debt of such Person; (7) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership, profit or equity interest in such Person or any other Person or any warrant, right or option to acquire such capital stock (except dividends or other distributions with respect to the Common Stock of the Company and the rights of the Company in respect of the note hedge and warrant transactions in connection with its issuance and sale of the Notes) or ownership, profit or equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (8) all guarantees of such Person in respect of any of the foregoing. For the avoidance of doubt, Indebtedness is not deemed to be outstanding until it is incurred, and the entry into a binding commitment shall not, in and of itself, been deemed to be an incurrence.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Extension Fee” shall have the meaning assigned in Section 7.03.

“Initial Extension Right” shall have the meaning assigned in Section 7.03.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2009; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable Interest Payment Date.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or automated quotation service on which the Common Stock is traded or quoted. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange or automated quotation service on the relevant date, the “Last Reported Sale Price” will be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include one or more of the Underwriters, selected by the Company for this purpose. Any determination made by the Company in the preceding sentence shall be conclusive absent manifest error.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 15.03(a).

“Make-Whole Fundamental Change” shall have the meaning specified in Section 15.03(a).

“Make-Whole Reference Date” means, with respect to a Make-Whole Fundamental Change, the earliest of the Effective Date of such Make-Whole Fundamental Change, the date such Make-Whole Fundamental Change is publicly announced and the date such Make-Whole Fundamental Change occurs.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity Date” means March 15, 2014.

“Measurement Period” shall have the meaning specified in Section 15.01(b)(i).

“Merger Event” shall have the meaning specified in Section 15.06.

“Net Share Settlement Election” has the meaning specified in Section 15.02(b).

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Notice of Conversion” shall have the meaning specified in Section 15.02(c).

“Observation Period” with respect to any Conversion Date occurring on or after the 30th Scheduled Trading Day preceding the Maturity Date, the 25 consecutive VWAP Trading Day period beginning on and including the 27th Scheduled Trading Day preceding the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and in all other instances, the 25 consecutive VWAP Trading Day period beginning on and including the third Trading Day after the Conversion Date.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes converted pursuant to Article 15.

“Paying Agent” shall have the meaning specified in Section 5.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Portion”, means, for each of the 25 VWAP Trading Days during the applicable Observation Period the amount determined pursuant to clause (a) of the definition of “Daily Settlement Amount.”

“Prospectus Supplement” means the prospectus supplement dated March 31, 2009 to the prospectus filed by the Company with the Commission on March 30, 2009 and relating to the offering and sale of the Notes.

“Record Date” shall have the meaning specified in Section 15.04(f).

“Reference Property” shall have the meaning specified in Section 15.06(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” (or any group of Subsidiaries that, taken together, would constitute a “significant subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X of the Securities Act as in effect on the Closing Date.

“Spin-Off” shall have the meaning specified in Section 15.04(c).

“Stock Price” means (a) in the case of a Fundamental Change described in clause (b) of the definition of “Fundamental Change” in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights) in connection with such Fundamental Change, the amount of cash paid or deemed paid per share of Common Stock in such Fundamental Change, and (b) in the case of all other Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of ten consecutive Trading Days ending on and including the Trading Day immediately preceding the Effective Date of such Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Days.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 12.01(a).

“Trading Day” means a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and there is no Market Disruption Event.

“Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Company or its agent for $2.0 million principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters; provided, however, that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is reasonably obtained, that one bid shall be used. If at least one bid for $2.0 million principal amount of Notes cannot reasonably be obtained, then the trading price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any determination made by the Company in the preceding sentence shall be conclusive absent manifest error.

“Trigger Event” shall have the meaning specified in Section 15.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Underwriters” means, collectively, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of March 31, 2009, among the Company and the Underwriters.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock and traded on a principal national or regional securities exchange or market located in the U.S.

“Weighted Average Consideration” shall have the meaning specified in Section 15.06(c)(iv).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “4.50% Convertible Senior Notes due 2014.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $175,000,000 (or $190,000,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 11.04, Section 15.02 and Section 16.04 hereof.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal, accrued and unpaid interest, and premium, if any (including any Fundamental Change Repurchase Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a Record Date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in The Borough of Manhattan, City of New York, which shall initially be the office of the Paying Agent. The Company shall pay interest (a) on any Notes in certificated form (i) for holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the address of the Person entitled thereto as it appears on the Note Register and (ii) for holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the address of the Person entitled thereto as it appears on the Note Register or, upon application by the Person entitled thereto as it appears on the Note Register to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Person’s account within the United States, which application shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary, or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special Record Date. Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. [Reserved]

Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Treasurer, Secretary or any of its Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, which order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the original issuance of Notes is to be authenticated, the registered holders of the said Notes and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06. Exchange and Registration of Transfer of Notes; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 16 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) [Reserved]

(d) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary or any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, including without limitation if a Note is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to them; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11. Repurchases. The Company may from time to time repurchase the Notes in open market purchases or otherwise without prior notice to Noteholders.

ARTICLE 3

[INTENTIONALLY OMITTED]

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or cash and shares of Common Stock or Reference Property, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price), and accrued and unpaid interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America or any state or local government from principal or interest (including any Extension Fee) payments hereunder. The Company may, at its option, set-off withholding taxes due with respect to any constructive dividend deemed received by a

Noteholder on the Notes against payments of cash and shares of Common Stock on the Notes. In the case of any such set-off against shares of Common Stock delivered upon any conversion of the Notes, such shares of Common Stock shall be valued based on the arithmetic average of the Daily VWAP for each Trading Day in the relevant Observation Period.

Section 5.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars, one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest on the Notes in trust for the benefit of the holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and premium, if any, and accrued and unpaid interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium (including the Fundamental Change Repurchase Price), if any, or accrued and unpaid interest on any Note and remaining unclaimed for two years after such principal, premium (including the Fundamental Change Repurchase Price) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06. Reports by the Company.

(a) [Reserved]

(b) The Company shall send to the Trustee within fifteen days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database shall be deemed delivered to the Trustee for purposes of this Section 5.06(b) at the time of such filing through the EDGAR database; provided however, that the Trustee shall have no obligation whatsoever to determine if such filing has taken place.

(c) Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the Fiscal Year ending on December 31, 2009) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 5.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 6

LISTS OF NOTEHOLDERS AND REPORTS BY

THE COMPANY AND THE TRUSTEE

Section 6.01. Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each January 15 and July 15 in each year, beginning with July 15, 2009, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

Section 6.03. Reports by Trustee. (a) The Trustee shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01. Events of Default. Each of the following shall be an “Event of Default”:

(a) default for 30 days in payment of any interest (including any Extension Fee) when due and payable on the Notes;

(b) default in payment of principal of the Notes when due and payable at maturity or upon required repurchase following a Fundamental Change;

(c) default by the Company or any of its Significant Subsidiaries in the payment of principal, interest or premium when due under any other instruments of Indebtedness having an aggregate outstanding principal amount of $25.0 million (or its equivalent in any other currency or currencies) or more, and such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

(d) default in the obligations of the Company to satisfy the Conversion Obligation upon exercise of a Noteholder’s conversion right and such default in the Conversion Obligation is not cured or such conversion is not rescinded within five calendar days;

(e) default in the notice obligations under Section 16.02;

(f) default by the Company or any of its Significant Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Notes) having an aggregate outstanding principal amount of $25.0 million (or its equivalent in any other currency or currencies) or more that results in the acceleration of maturity of such indebtedness unless such acceleration has been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such subsidiary;

(g) (i) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(B) appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(C) orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

(h) failure by the Company to comply with its obligations under Section 12.01;

(i) default by the Company in the performance of any other covenants or agreements contained in this Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes; or

(j) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days.

Section 7.02. Acceleration. Subject to the provisions of Section 7.03, if an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest (including any Extension Fee) on the Notes will be due and payable immediately. However, upon an Event of Default arising out of Section 7.01(g), the aggregate principal amount and accrued and unpaid interest (including any Extension Fee) will be due and payable immediately.

Section 7.03. Extension Fee. Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy of Noteholders for an Event of Default relating to any obligation to file reports as described under Section 5.06 or any obligations the Company is deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act shall, for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive an extension fee on the Notes equal to 0.25% of the principal amount of the Notes (the “Initial Extension Fee”) (such election, the “Initial Extension Right”). If the Company exercises the Initial Extension Right, the Initial Extension Fee will be payable to all Noteholders of record on the Record Date specified by the Company in its notice that it is electing to use the Initial Extension Right (which will fall between the date of that notice and the date of the related Event of Default). On the 91st day after such Event of Default (if such violation is not cured or waived prior to such 91st day), the Notes will be subject to acceleration as provided in Section 7.02; provided, however, that if the Company so elects, the sole remedy of Noteholders will for the succeeding 90 days consist exclusively of the right to receive an additional extension fee on the Notes equal to 0.50% of the principal amount of the Notes (the “Additional Extension Fee” and each of the Additional Extension Fee and the Initial Extension Fee, an “Extension Fee” ) (such election, the “Additional Extension Right”). On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 7.02. In the event the Company does not elect to pay the Initial Extension Fee or the Additional Extension Fee upon any such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.02.

In order to exercise the Initial Extension Right and elect to pay the Initial Extension Fee as the sole remedy during the first 90 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company must (i) notify all holders of Notes and the Trustee and Paying Agent of such election in writing prior to the close of business on the date on which such Event of Default occurs and (ii) pay such Initial Extension Fee on or before the close of business on the date on which such Event of Default occurs. In order to exercise the Additional Extension Right (following the exercise of the Initial Extension Right) and to pay the Additional Extension Fee as the sole remedy starting the 91st day after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company must (i) notify all holders of Notes and the Trustee and Paying Agent in writing of such election prior to the close of business on the 89th day after the occurrence of an Event of Default for which the Company has elected to exercise its extension right and (ii) pay such Additional Extension Fee on the Record Date specified in the notice that the Company is electing to use the Additional Extension Right (which record date will fall between the date of that notice and such 91st day). If the Company fails to timely give either such notice or pay any Extension Fee after giving the applicable notice, the Notes will be immediately subject to acceleration as provided in Section 7.02.

Section 7.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 7.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, with interest on any overdue principal, premium, if any, interest, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal premium, if any, and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agent’s and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including any Extension Fee, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and premium, if any, and interest, including any Extension Fee, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 7.06. Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.06, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and premium, if any (including the Fundamental Change Repurchase Price upon repurchase pursuant to Section 16.02), and accrued and unpaid interest and any accrued and unpaid Extension Fee, on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.07. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07 and Section 7.03, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.06, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.09. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default or rescind a declaration of acceleration hereunder and its consequences except (i) a default in the payment of premium, accrued and unpaid interest or any accrued and unpaid Extension Fee on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 7.01, (ii) an uncured failure by the Company to deliver cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of each holder of an outstanding Note affected so long as, in each case, (x) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Defaults and Events of Default (other than as a result of (i) or (ii) above) that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or premium, if any, accrued and unpaid interest including any accrued and unpaid Extension Fee on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

Section 7.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent;

(i) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(j) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(g) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, except (1) any Default or Event of Default of which a Responsible Officer shall have actual knowledge or (2) any Default or Event of Default of which written notice shall have been given to the Trustee by the Company or by any holder of the Notes during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 7.01(a), 7.01(b) or 7.01(f).

Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture other than the Trustee’s certificate of authentication.

Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made and reasonably documented by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and to hold it harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending the Trustee against any claim (whether asserted by the Company, a Noteholder or any other Person) of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.05, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or Indebtedness of the Company (even though the Notes may be so subordinated). The obligations of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall survive the termination or defeasance of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08. Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within 90 days or (b) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon the reasonable written request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 9

CONCERNING THE NOTEHOLDERS

Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 9.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents; Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 10

NOTEHOLDERS’ MEETINGS

Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any Record Date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) (1) To cure any ambiguity, manifest error or defect or (2) cure any omission or inconsistency; provided, however, that in the case of clause (2), the rights of the Noteholders are not adversely affected in any material respect; provided further, however, that any amendment to conform the provisions of this Indenture or the Notes to the “Description of Notes” section in the Prospectus Supplement will be deemed not to be adverse to any Noteholder;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 12;

(c) to add guarantees with respect to the Notes;

(d) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(e) to provide for the conversion of the Notes into Reference Property, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with the conversion of the Notes into Reference Property; provided, however, that no such amendment or supplement may impair the rights or interests of any Noteholder;

(f) to increase the Conversion Rate;

(g) to secure the Notes;

(h) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(i) to provide for the conversion of Notes in accordance with the terms of this Indenture;

(j) to make any change that does not adversely affect the rights of any Noteholder in any material respect; provided, however, that any amendment to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section in the Prospectus Supplement will be deemed not to be adverse to any Noteholder;

(k) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(l) to appoint a successor trustee with respect to the Notes.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes or waiving any past default; provided, however, that no such supplemental indenture shall:

(a) reduce the amount of Notes whose holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment, of any Extension Fee;

(c) reduce the principal of, or extend the Maturity Date of, any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Noteholders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest including any Extension Fee in respect of any Note;

(g) impair the right of any holder to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;

(h) adversely affect the ranking of the Notes as senior unsecured Indebtedness of the Company; or

(i) make any change in this Article 11 or in the waiver provisions in Section 7.01 or Section 7.09 that, in each case, requires each Noteholder’s consent;

in each case without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 11.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by the Indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c) the Company and the Successor Company provide adequate assurance, to the extent that the Successor Company is not the issuer of any part of the Reference Property, that the immediate resale of the Reference Property received upon conversion by holders that are not affiliates of the Company will not require registration under the Securities Act.

Upon any such consolidation, merger, conveyance, transfer or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 12.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 12.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, accrued and unpaid interest including any accrued and unpaid Extension Fee, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03. Opinion of Counsel to Be Given to Trustee. No merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or accrued and unpaid interest and any accrued and unpaid Extension Fee, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 14

[INTENTIONALLY OMITTED]

ARTICLE 15

CONVERSION OF NOTES

Section 15.01. Conversion Privilege. (a) Upon compliance with the provisions of this Article 15 and subject to the restrictions set forth in Section 15.01(c), a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 15.01(b) below, at any time prior to December 15, 2013 under the circumstances and during the periods set forth in Section 15.01(b) below, and (ii) irrespective of the conditions described in Section 15.01(b) below, on or after December 15, 2013 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial Conversion Rate (the “Conversion Rate”) of 182.6484 shares of Common Stock (subject to adjustment as provided in Section 15.04 of this Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 15.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding the Maturity Date, the Notes may be surrendered for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98%

of the product of the then-applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Common Stock on such Trading Day. The Company shall have no obligation to determine the Trading Price of the Notes unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock at such time, at which time the Company shall determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day. If the Company does not determine the Trading Price of the Notes as provided in the preceding sentence, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the then-applicable Conversion Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders, the Trustee and the Conversion Agent. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day, the Company shall so notify the holders of the Notes, the Trustee and the Conversion Agent.

(ii) In the event that the Company elects to:

(A) distribute to all or substantially all holders of the Common Stock any rights or warrants entitling them, for a period of not more than 60 days after the date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the declaration date of such distribution; or

(B) distribute to all or substantially all holders of the Common Stock assets of the Company (including cash), debt securities or certain rights to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify all holders of the Notes and the Trustee at least 30 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, holders may surrender their Notes for conversion at any time until the earlier of (i) 5:00 p.m. (New York City time) on the Business Day immediately preceding the Ex-Date for such distribution or (ii) the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time (in which event holders will be permitted to withdraw any Notes submitted for conversion in connection with such distribution). Holders may not exercise the conversion right described in this Section 15.01(b)(ii) if they may participate (as a result of holding Notes, and at the same time as holders of Common Stock participate) in any of the transactions described in subparagraph (A) or (B) as if such Noteholders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such holders divided by $1,000, without having to convert their Notes.

Holders will also have the right to convert their Notes if the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not also constitute a Fundamental Change. In such event, holders will have the right to convert their Notes at any time beginning on the earlier of (i) the date on which the Company notifies holders of such transaction and (ii) the effective date of such transaction and ending on the 35th Scheduled Trading Day following the effective date of such transaction. The Company will use its reasonable best efforts to notify holders and the Trustee at least 30 Scheduled Trading Days prior to the anticipated effective date of any such transaction, and in any event will give such notice no later than the actual effective date of any such transaction.

(iii) In the event of a Fundamental Change, the Company shall notify the holders and the Trustee of the occurrence of such Fundamental Change no later than the date on which such event occurs or becomes effective (the “Fundamental Change Effective Date”). The Company shall issue a press release on such date indicating the Fundamental Change Effective Date. A Noteholder may surrender Notes for conversion at any time from and after the Fundamental Change Effective Date until the Fundamental Change Repurchase Date corresponding to such Fundamental Change.

(iv) Prior to the close of business on the Business Day immediately preceding December 15, 2013, the Notes may be surrendered for conversion beginning in any calendar quarter after the calendar quarter ending March 31, 2009, and only during such calendar quarter, if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the then-applicable Conversion Price on the last day of such preceding calendar quarter. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after March 31, 2009, whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company and the Trustee.

Section 15.02. Conversion Procedures. (a) Subject to this Section 15.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders,

(i) on the third Business Day immediately following the Conversion Date, a number of shares of Common Stock obtained by dividing the aggregate principal amount of Notes to be converted by 1,000, and multiplying that quotient by the applicable Conversion Rate on the relevant Conversion Date;

(ii) on the third Business Day immediately following the last day of the related Observation Period, for each $1,000 in principal amount of Notes tendered for conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period; or

(iii) on the third Scheduled Trading Day immediately following the last day of the related Observation Period, for each $1,000 in principal amount of Notes tendered for conversion, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 VWAP Trading Days during the related Observation Period, in each case, if applicable, subject to Section 15.02(k).

The applicable settlement method for any particular conversion of Notes (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 15.02(b).

(b) Prior to the 60th Scheduled Trading Day preceding the Maturity Date, the Company may elect to repay Notes tendered for conversion pursuant to clause (i), (ii) or (iii) of Section 15.02(a) (or, if the Company has made the Net Share Settlement Election on or prior to the applicable Conversion Date, clause (iii) of Section 15.02(a)) by providing notice (a “Consideration Notice”) to the converting Noteholders through the Conversion Agent (by requesting in writing that the Conversion Agent provide the Consideration Notice) of the applicable settlement method no later than the second Scheduled Trading Day immediately following the related Conversion Date or by making the Net Share Settlement Election. If the Company does not provide a Consideration Notice in respect of a conversion and has not made the Net Settlement Election, conversion of the applicable Notes will be settled pursuant to clause (iii) of Section 15.02(a).

Prior to the 60th Scheduled Trading Day preceding the Maturity Date, if the Company has not made the Net Share Settlement Election, the Company may deliver a one-time Consideration Notice to the Noteholders, the Trustee, the Conversion Agent and the Paying Agent designating the settlement method (clause (i), (ii) or (iii) of Section 15.02(a) or, if the Company has made the Net Share Settlement Election, clause (iii) of Section 15.02(a)) for all conversions that occur on or after the 60th Scheduled Trading Day preceding such Maturity Date. For conversions that occur on or after the 60th Scheduled Trading Day preceding the Maturity Date, if the Company has not delivered the one-time Consideration Notice referred to in this Section 15.02(b) and has not made an irrevocable Net Share Settlement Election, conversion of the Notes will be settled in accordance with clause (iii) of Section 15.02(a).

At any time on or prior to the 60th Scheduled Trading Day preceding the Maturity Date, the Company may deliver a one-time irrevocable notice to the Noteholders, the Trustee, the Conversion Agent and the Paying Agent electing to settle all conversions of the Notes from the date of such notice pursuant to clause (iii) of Section 15.02(a) (the “Net Share Settlement Election”). Upon making the Net Share Settlement Election, the Company will issue a press release or post such information on its website, or otherwise publicly disclose such information, and will provide written notice to the Noteholders in the manner contemplated by this Indenture, including through the facilities of the DTC.

The Company may irrevocably renounce the right to the Net Share Settlement Election by notice to the Trustee at any time prior to the earlier of (i) the 60th Scheduled Trading Day preceding the Maturity Date and (ii) the Company’s exercise of such right to the Net Share Settlement Election. Upon such renunciation, the Company shall no longer have the right to the Net Share Settlement Election with respect to the Notes, and any such attempted election shall have no effect.

The Company will settle all conversions by holders of Notes converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 60th Scheduled Trading Day preceding the Maturity Date, the Company will have no obligation to repay any Notes tendered for conversion on different Trading Days in the same manner.

(c) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the amount of interest, if any, payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(i) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to the amount of interest, if any, payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(i), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any as set forth in Section 15.02(f). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 15 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 16.03.

(d) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (c). If any shares of Common Stock are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.

(e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(f) If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Noteholder shall not receive any additional cash payment for accrued and unpaid interest and any Extension Fee, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and any Extension Fee, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and any Extension Fee, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Interest Record Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest and Extension Fee, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest and Extension Fee, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Interest Record Date but on or prior to the next Scheduled Trading Date following the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest, if any, on converted Notes.

(j) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on (i) the Conversion Date, if the relevant Notes were converted pursuant to clause (i) of Section 15.02(a), and (ii) the last VWAP Trading Day of the applicable Observation Period if the relevant Notes were converted pursuant to clause (iii) of Section 15.02(a); provided however, if such day occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.

(k) For each Note surrendered for conversion and converted pursuant to clause (iii) of Section 15.02(a), the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation, and any factional shares remaining after any conversion pursuant to clause (i) of Section 15.02(a) shall, in each case, be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares by multiplying the Daily VWAP of a full share of Common Stock on (i) the last VWAP Trading Day of the related Observation Period in the case of conversions pursuant to clause (iii) of Section 15.02(a) and (ii) the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day), in the case of conversions pursuant to clause (i) of Section 15.02(a), in each case, by the fractional amount and rounding the product to the nearest whole cent. The Company shall determine the number of fractional shares for which cash shall be delivered by aggregating (i) all Notes a holder surrenders for conversion and (ii) fractional shares included in the Daily Settlement Amounts over the entire related Observation Period rather than delivering cash in lieu of fractional shares for (x) each individual Note of such holder surrendered for conversion or (y) each day of the related Observation Period.

Section 15.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 15, at any time from, and including, the date that a Fundamental Change (other than a Fundamental Change described in clause (e) of the definition thereof), (a “Make-Whole Fundamental Change”) becomes effective (the “Effective Date”) until, and including, the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 15.03, otherwise apply to such Note pursuant to this Article 15, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Make-Whole Reference Date and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment

(per $1,000 principal amount of Notes)

Stock Price	April 6, 2009	March 15, 2010	March 15, 2011	March 15, 2012	March 15, 2013	March 15, 2014
$ 4.38	45.6621	45.6621	45.6621	45.6621	45.6621	45.6621
$ 4.50	43.6768	41.9931	40.1253	39.5738	39.5738	39.5738
$ 5.00	37.1110	35.0817	32.6015	29.8174	25.9902	17.3516
$ 5.50	32.0963	29.8994	27.1053	23.7134	18.6974	0.0000
$ 6.00	28.1707	25.9159	22.9934	19.3298	13.8499	0.0000
$ 7.00	22.4753	20.2792	17.3963	13.7259	8.4194	0.0000
$ 8.00	18.5819	16.5443	13.8706	10.4920	5.8627	0.0000
$ 10.00	13.6532	11.9796	9.8069	7.1357	3.7835	0.0000
$ 12.50	10.1084	8.8141	7.1545	5.1635	2.7761	0.0000
$ 15.00	7.9125	6.8949	5.5988	4.0585	2.2181	0.0000
$ 20.00	5.3198	4.6521	3.8034	2.7906	1.5512	0.0000
$ 25.00	3.8325	3.3664	2.7720	2.0545	1.1540	0.0000
$ 30.00	2.8700	2.5305	2.0963	1.5674	0.8894	0.0000
$ 40.00	1.7137	1.5184	1.2688	0.9629	0.5586	0.0000
$ 50.00	1.0641	0.9444	0.7922	0.6076	0.3605	0.0000

provided however, that:

(i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Make-Whole Reference Date of such Make-Whole Fundamental Change is between two Make-Whole Reference Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Make-Whole Reference Date based on a 365 day year, as applicable;

(ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $4.38 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 15.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii) if an event occurs that requires, pursuant to this Article 15 (other than solely pursuant to this Section 15.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 15, immediately after such adjustment to the Conversion Rate;

(iv) [Reserved];

(v) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 15.04; and

(vi) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 228.3105 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 15.04.

Nothing in this Section 15.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 15.04 in respect of a Fundamental Change.

(b) As provided in Section 15.01(b)(iii), the Company shall issue a press release indicating the Fundamental Change Effective Date. If holders are entitled to a Make-Whole Conversion Rate Adjustment, each such press release shall also state that in connection with such Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes and the amount by which the Conversion Rate has been so increased (along with a description of how such increase shall is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase).

(c) The Company will settle conversions of Notes converted in connection with a Make-Whole Fundamental Change as provided in Section 15.02(a); provided, however, that in connection with a Make-Whole Fundamental Change in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the 10th Business Day after the Conversion Date, for each $1,000 principal amount of Notes, an amount of cash equal to (i) the applicable Conversion Rate on the Conversion Date, increased by additional shares, if any, calculated as set forth in this Section 15.03, multiplied by (ii) the per-share amount of cash consideration paid in such Make-Whole Fundamental Change.

Section 15.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding as of the opening of business on the Ex-Date for such dividend or distribution immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective on (x) the Ex-Date for such dividend or other distribution or (y) the date on which such share split or share combination becomes effective, as applicable. If any dividend or distribution described in this Section 15.04(a) is declared but not paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) In case the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Ex-Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall become effective on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of the Common Stock held in treasury by the Company. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof. If any right or warrant described in this Section 15.04(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if the right or warrant had not been issued.

(c) In case the Company shall distribute shares of its Capital Stock, evidences of its Indebtedness or other of its assets or property other than (i) dividends or distributions (including share splits) covered by Section 15.04(a) and Section 15.04(b), (ii) dividends or distributions paid exclusively in cash and covered by Section 15.04(d), and (iii) Spin-Offs to which the provisions set forth below in this Section 15.04(c) shall apply, to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective on the Ex- Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on conversion in respect of each Note held by such Noteholder, in addition to the number of shares of Common Stock which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Record Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 15.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the ten consecutive Trading Day period beginning on and including the Trading Day immediately following the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period beginning on and including the Trading Day immediately following the effective date of the Spin-Off.

The adjustment to the Conversion Rate pursuant to the preceding paragraph of this Section 15.04(c) shall become effective as of the close of business on the effective date of the Spin-Off. In respect of any conversion within the 10 consecutive Trading Days beginning on the Trading Day immediately following the effective date of the Spin-Off, references in this Section 15.04(c) with respect to the Spin-Off to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Subject in all respects to Section 15.10, rights or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 15.04(c), Section 15.04(a), and Section 15.04(b), any dividend or distribution to which this Section 15.04(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 15.04(c) applies (and any Conversion Rate adjustment required by this Section 15.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Date for such dividend or distribution shall be substituted as “the Ex-Date” and “the Ex-Date for such distribution” within the meaning of Section 15.04(a) and Section 15.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be” within the meaning of Section 15.04(a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of Section 15.04(b).

If any dividend or distribution described in this Section 15.04(c) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(c).

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock during the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any adjustment made pursuant to this Section 15.04(d) shall become effective on the Ex-Date for such dividend or distribution. If any such dividend or distribution described in this Section 15.04(d) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period beginning on and including the Trading

Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OX0 x SP1

where

CR0	=	the Conversion Rate in effect as of the close of business on the Expiration Date;

CR1	=	the Conversion Rate in effect as of the opening of business on the day immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding as of the close of business on the Expiration Date (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding as of the opening of business on the day immediately following the Expiration Date (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period beginning on and including the Trading Day immediately following the Expiration Date.

Such adjustment shall become effective as of the close of business on the Expiration Date. In respect of any conversion within the ten consecutive Trading Days beginning on and including the expiration date of any tender or exchange offer, references in this Section 15.04(e) with respect to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.

If:

(1) any distribution or transaction described in Sections 15.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on a given Trading Day within the Observation Period applicable to Notes that Noteholders have converted; and

(2) the shares Noteholders will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise);

then the Company shall adjust the number of shares that it will deliver to Noteholders in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(e).

(f) The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right, option or warrant to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) Notwithstanding this Section 15.04 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on and including the close of business on the last VWAP Trading Day of a related Observation Period, the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 15.04 and the other provisions of this Article 15 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 15.04(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 15.04(i), the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. The Company shall not take any action that would result in adjustment of the Conversion Rate (A) without complying with any New York Stock Exchange rule (which requires stockholder approval of certain issuances of stock), if applicable, or (B) in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.

(j) The applicable Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the issuance of any shares of the Common Stock in a transaction not otherwise described in this Section 15.04, regardless of the price at which such shares are issued;

(v) upon the repurchase by the Company of any of shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not otherwise described in this Section 15.04;

(vi) for a change in the par value of the Common Stock;

(vii) for accrued and unpaid interest, including any Extension Fee; or

(viii) for any transactions described in this Section 15.04 if Noteholders may participate (as a result of holding the Notes and at the same time as holders of Common Stock participate) in any of the transactions described in this Section 15.04 as if such Noteholders held a number of shares of Common Stock equal to the applicable Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(k) All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes (with such adjustments to be made on each day and for each adjustment event occurring during the applicable Observation Period), (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(m) Except as described in this Article 15, the Company shall not adjust the Conversion Rate.

(n) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(o) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 15.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any Fundamental Change described in clause (b) of the definition thereof, (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 15.04(a)), (iii) any consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving the Company, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock would be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01 providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 16 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b) Subject to the provisions of Section 15.01 and Section 15.03, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes as set forth in Section 15.02 will be changed to a right to convert such Note into cash and the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”), and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below, it being understood and agreed that for purposes of Section 15.01(b), references therein to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.” The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 15.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 15.01 and Section 15.02 prior to the effective date of such Merger Event.

(c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property in accordance with Section 15.02(b) and 15.02(k) as follows:

(i) If the Company elects to settle conversions pursuant to clause (i) of Section 15.02(a), the Company will deliver Reference Property in lieu of the shares of Common Stock otherwise deliverable;

(ii) If the Company elects to settle conversions pursuant to clause (ii) of Section 15.02(a), the Company will deliver cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period; and

(iii) If the Company elects to settle conversions pursuant to clause (iii) of Section 15.02(a), the Company will deliver Reference Property as follows, (x) cash in an amount equal to the aggregate Principal Portions upon any conversion and (y) Reference Property in lieu of the shares of Common Stock otherwise deliverable.

(iv) For purposes of this Section 15.06, the “Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such non-electing holders.

(v) The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 15.07. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 15.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 15.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 15.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 15.01(b).

Section 15.09. Notice to Noteholders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 15.10. Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each Noteholder will receive, in addition to any Common Stock and in lieu of any adjustment to the Conversion Rate, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock, evidences of Indebtedness or assets as provided in Section 15.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of the Common Stock, the rights described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle a holder to an adjustment to the Conversion Rate.

ARTICLE 16

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 16.01. [Reserved].

Section 16.02. Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than fifteen days and not more than 35 days after the date of the Fundamental Change Repurchase Right Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including any Extension Fee, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this Article 16 shall be equal to the principal amount of Notes subject to repurchase. Repurchases of Notes under this Section 16.02 shall be made, at the option of the holder thereof, upon:

(i) delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in The Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 16.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 16.02 shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 16.04(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 16.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 16.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the tenth day after the occurrence of the effective date of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record of the Notes, the Trustee and the Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Repurchase Right Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a holder may exercise the repurchase right pursuant to this Article 16, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate, including any additional shares, if applicable;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the holder shall have the right to withdraw any Notes surrendered prior to the Business Day prior to the Fundamental Change Repurchase Date; and

(x) the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.02.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d) In connection with any purchase offer, the Company will:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

(e) The Company will not be required to make a purchase offer if a third party makes such a purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a purchase offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such purchase offer.

Section 16.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 16.03 at any time prior to the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Notes in respect of which such notice of withdrawal is being submitted are represented by a Global Note,

(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

Section 16.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 16.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 16.02 in accordance with this Indenture. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including any Extension Fee, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including any Extension Fee, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Teradyne, Inc., 600 Riverpark Drive, North Reading, MA 01864, Attention: General Counsel with a copy to Wilmer Cutler Pickering Hale & Dorr LLP, Attention: Justin Ochs, 1875 Pennsylvania Avenue, NW, Washington, DC 20006 . Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, whenever notice is required to be given to a holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to customary procedures of such Depositary.

Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 11.04 and Section 16.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                         ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TERADYNE, INC., the Issuer

By:	/s/ Gregory R. Beecher
Name:	Gregory R. Beecher
Title:	Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Earl W. Dennison Jr.
Name:	Earl W. Dennison Jr.
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TERADYNE, INC.

4.50% Convertible Senior Note due 2014

No. [ ]	$	[	]

CUSIP No. 880770AE2

Teradyne, Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [        ] Dollars, $[            ] (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $175,000,000 in aggregate (or $190,000,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement) at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on March 15, 2014.

This Note shall bear interest at the rate of 4.50% per annum from April 6, 2009, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2014. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2009, to holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and premium, if any, and accrued and unpaid interest and any Extension Fee, on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

TERADYNE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

TERADYNE, INC.

4.50% Convertible Senior Note due 2014

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 4.50% Convertible Senior Notes due 2014 (herein called the “Notes”), limited to the aggregate principal amount of $175,000,000 (or $190,000,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to an Indenture dated as of April 6, 2009 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including any Extension Fee, on all Notes may be declared, by either the Trustee or the holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. In respect of the Fundamental Change Repurchase Price, the Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, including any Extension Fee, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)
TEN ENT -as tenants by the entireties

(Minor)

JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE A

TERADYNE, INC.

4.50% Convertible Senior Notes due 2014

The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: TERADYNE, INC.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock, Reference Property or a combination of cash and shares of Common Stock and Reference Property, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock and Reference Property issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the 25 Trading Days during the Observation Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock, Reference Property or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: TERADYNE, INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Teradyne, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

D-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-2